Exhibit 99.1

CyrusOne Prices Private Offering of Senior Notes

DALLAS  —  June 24, 2015  —  CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) announced today that its operating partnership, CyrusOne LP (the “Operating Partnership”), and a wholly owned subsidiary of the Operating Partnership, CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”), have priced their previously announced private offering of $100.0 million aggregate principal amount of their 6.375% senior notes due 2022 (the “New Notes”). The New Notes priced at 103.0% of the principal amount, and the offering is expected to close on July 1, 2015. The New Notes will have terms substantially identical to those of the 6.375% senior notes due 2022 issued by the Issuers in November 2012 and will be guaranteed by CyrusOne, CyrusOne GP and certain of the Operating Partnership’s existing and future domestic subsidiaries.

The Issuers expect to use the net proceeds from the offering of the New Notes to finance, in part, the Operating Partnership’s previously announced acquisition of Cervalis Holdings LLC (the “Cervalis Acquisition”), to pay fees and expenses related to the Cervalis Acquisition and for general corporate purposes.

If the Cervalis Acquisition has not been consummated on or prior to September 30, 2015 or if the merger agreement is terminated at any time prior to September 30, 2015, the Issuers will be required to redeem all of the New Notes at their initial offering price plus accrued and unpaid interest to the redemption date.

The New Notes and the related guarantees will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Notes and the related guarantees will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne Inc. (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 675 customers, including nine of the Fortune 20 and 146 of the Fortune 1000 or private or foreign enterprises of equivalent size.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its 27 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the pending Cervalis Acquisition. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 10-Q and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Source: CyrusOne Inc.

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Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com